Exhibit 99.1

Sonim Reports Second Quarter Results

Focused on Launch of Next Generation Ultra-Rugged Mobile Phone Products

Austin, Texas – August 16, 2021 – Sonim Technologies, Inc. (Nasdaq: SONM), a leading U.S. provider of ultra-rugged mobile devices, accessories and solutions designed specifically for task workers physically engaged in their work environments, reported financial results for the second quarter ended June 30, 2021.

Second Quarter 2021 and Recent Highlights

•	Net revenues of $12.0 million, compared with $12.2 million in the first quarter 2021.

•	Gross profit increased 8% sequentially over the first quarter, and gross margin increased sequentially to 22.2% from 20.1%.

•	GAAP net loss improved to $6.7 million, or $0.10 per share, from a net loss of $9.3 million, or $0.14 per share in the first quarter.

•	Ended the quarter with cash and cash equivalents of $6.9 million and subsequently raised an additional $8.4 million in net proceeds through its at-the-market equity offering program in July 2021.

•	Continued with development of company’s next generation of rugged phones, with initial high-volume feature phone scheduled for launch in the third quarter of 2021.

Said Bob Tirva, President and Chief Operating Officer: “Sonim has made significant progress preparing for the third-quarter launch of the first of our next-generation devices, an enhanced version of our highest volume feature phone. We expect this launch to be the start of a series of planned launches of products over the coming quarters, including the fulfillment of the two design awards at a major US carrier that we previously announced. We are optimistic that the new infrastructure bill will be potentially beneficial to Sonim and the market for ruggedized phones will expand. We think that the recent design wins are potentially indicative of this emerging trend.

“We also posted improved sequential operating results in the second quarter, including increased gross profit and reduced operating expenses, as the result of prudent expense management by our employees and a reduction of legal expenses. We continue to find ways to operate efficiently as we expand our product line with additional product launches scheduled for 2022.”

First Quarter 2021 Financial Results

Net revenues for the second quarter of 2021 were $12.0 million, compared with $12.2 million in the first quarter of 2021 and $21.1 million in the second quarter of 2020. The change in net revenue reflected the expected decline in sales of legacy products.

Gross profit for the second quarter of 2021 increased 8% sequentially to $2.7 million (22.2% of net revenues) from $2.5 million (20.1% of net revenues) in the first quarter of 2021, and declined 46% from $4.9 million in the second quarter of 2020.

Operating expenses for the second quarter declined to $9.1 million, compared with $11.5 million in the first quarter 2021 and $11.5 million in the prior year quarter. Net loss for the second quarter of 2021 improved to $6.7 million, or ($0.10) per basic and diluted shares, compared with net loss of $9.3 million or $(0.14) per basic and diluted share in the first quarter of 2021 and compared to net loss of $7.1 million in the second quarter of 2020, or $(0.22) per basic and diluted share.

Balance Sheet and Cash Flow

Sonim ended the quarter with $6.9 million in cash and equivalents and remained essentially debt free. Subsequent to the quarter end, Sonim raised an additional $8.4 million in net proceeds through its at-the-market equity offering program during July 2021. Inventory was $11.9 million at quarter end, and accounts receivable was $10.5 million.

Sonim has retained B. Riley as its investment bank to explore strategic alternatives and capital market options, including both buy and sell side opportunities.

About Sonim Technologies, Inc.

Sonim Technologies is a leading U.S. provider of ultra-rugged mobile phones and accessories designed specifically for task workers physically engaged in their work environments, often in mission-critical roles. We currently sell our ruggedized mobility solutions to several of the largest wireless carriers in the United States— including AT&T, T-Mobile and Verizon—as well as the three largest wireless carriers in Canada—Bell, Rogers and Telus Mobility. Our phones and accessories connect workers with voice, data and workflow applications in two end markets: industrial enterprise and public sector. In 2020, we announced that we would be entering the ruggedized barcode scanner business and we began shipping our first devices in March 2021. Our barcode scanner devices, as well as our ruggedized phones and accessories, are sold through distributors in North America, South America and Europe. For more information, visit www.sonimtech.com.

Important Cautions Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to, among other things, the expected timing of the launch of Sonim’s next generation of products, Sonim’s review of strategic alternatives, and the timing and market acceptance of new products. These forward-looking statements are based on Sonim’s current expectations, estimates and projections about its business and industry, management’s beliefs and certain assumptions made by Sonim, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “future”, “believe,” “expect,” “may,” “will,” “intend,” “estimate,” “continue,” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include, but are not limited to, the following: Sonim’s ability to be profitable and continue as a going concern; Sonim’s exploration of strategic or financial alternatives may not result in any transaction or alternative that enhances value; Sonim’s ability to continue to develop solutions to address user needs effectively, including its next generation products; anticipated sales levels of both new and legacy products; Sonim’s reliance on its channel partners to generate a substantial majority of its revenues; the limited operating history in Sonim’s markets; Sonim’s ongoing restructuring and transformation of its business; the variation of Sonim’s quarterly results; the lengthy customization and certification processes for Sonim’s wireless carries customers; the impact of the COVID-19 pandemic; and the ongoing Securities and Exchange Commission investigation on Sonim’s business, as well as the other risk factors described under “Risk Factors” included in Sonim’s Quarterly Report on Form 10-Q for the three months ended March 31, 2021 and Sonim’s Annual Report on Form 10-K for the year ended December 31, 2020, and any risk factors contained in subsequent quarterly and annual reports it files with the Securities and Exchange Commission (available at www.sec.gov). Sonim cautions you not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Sonim assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

Sonim Technologies Contacts

Robert Tirva, Chief Operating Officer

Sonim Technologies, Inc.

IR@sonimtech.com

Matt Kreps, Managing Director

Darrow Associates Investor Relations

mkreps@darrowir.com

(214) 597-8200

SONIM TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(IN THOUSANDS OF U.S. DOLLARS EXCEPT SHARE AND

PER SHARE AMOUNTS)

	June 30, 2021	December 31, 2020
Assets
Cash and cash equivalents	$6,896	$22,141
Accounts receivable, net	6,308	4,152
Non-trade receivable	4,438	453
Inventory	11,910	11,344
Prepaid expenses and other current assets	7,416	7,481

Total current assets	36,968	45,571
Property and equipment, net	645	843
Other assets	3,260	3,898

Total assets	$40,873	$50,312

Liabilities and stockholders’ equity
Current portion of long-term debt	$177	$177
Accounts payable	16,268	8,856
Accrued expenses	7,921	9,906
Warranty liability	1,293	1,530
Deferred revenue	872	5

Total current liabilities	26,531	20,474
Income tax payable	1,269	1,243
Long-term debt, less current portion	111	185
Total liabilities	27,911	21,902

Commitments and contingencies (Note 10)
Stockholders’ equity
Common stock, $0.001 par value per share; 100,000,000 shares authorized: and 66,953,307 and 66,310,867 shares issued and outstanding at June 30, 2021, and December 31, 2020, respectively.	67	66
Preferred stock, $0.001 par value per share, 5,000,000 shares authorized, and no shares issued and outstanding at June 30, 2021, and December 31, 2020, respectively.	—	—
Additional paid-in capital	225,039	224,522
Accumulated deficit	(212,144)	(196,178)

Total stockholders’ equity	12,962	28,410

Total liabilities and stockholders’ equity	$40,873	$50,312

SONIM TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(IN THOUSANDS OF U.S. DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2021	2020	2021	2020
Net revenues	$11,954	$21,058	$24,194	$33,764
Cost of revenues	9,300	16,140	19,077	26,681

Gross profit	2,654	4,918	5,117	7,083

Operating expenses:
Research and development	3,670	3,256	8,334	7,192
Sales and marketing	2,188	2,596	4,369	5,727
General and administrative	2,379	2,604	4,641	5,167
Legal expenses	903	3,082	3,309	3,591
Restructuring costs	—	—	—	1,087

Total operating expenses	9,140	11,538	20,653	22,764

Loss from operations	(6,486)	(6,620)	(15,536)	(15,681)
Interest expense	—	(302)	—	(621)
Other income (expense), net	(124)	6	(293)	(395)

Loss before income taxes	(6,610)	(6,916)	(15,829)	(16,697)
Income tax expense	(76)	(180)	(137)	(363)

Net loss	$(6,686)	$(7,096)	$(15,966)	$(17,060)

Net loss per share, basic and diluted	$(0.10)	$(0.22)	$(0.24)	$(0.65)

Weighted–average shares used in computing net loss per Share, basic and diluted	66,506,956	31,638,250	66,412,365	26,126,037

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